                                                                      Exhibit 21



                                 NOVADIGM, INC.

                           SUBSIDIARIES OF REGISTRANT





     Name of Subsidiary                         Country of Incorporation
--------------------------------------------------------------------------------
Novadigm Europe, SARL                                    France

Novadigm UK, Limited                                     England

Novadigm Deutschland, GmbH                               Germany